REGISTRATION RIGHTS AND LOCK-UP AGREEMENT


     THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT ("Rights Agreement") is made and entered into as of the 15th day of November, 1995, by and among INTERMET CORPORATION, a Georgia corporation ("Parent"), ALEXANDER CITY CASTING COMPANY, INC., an Alabama corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and ROBINSON FOUNDRY, INC., an Alabama corporation ("Holder").

     WHEREAS, on the date hereof Purchaser is acquiring certain assets of Holder pursuant to an Agreement For Purchase And Sale Of Certain Assets of Robinson Foundry, Inc. of even date herewith (the "Asset Agreement") among Holder, Parent, Purchaser, and the other signatories thereto, and in connection therewith Holder will receive duly and validly authorized and issued, fully paid, non-assessable, unregistered shares of Parent's $0.10 par value per share common stock;

     WHEREAS, in order to induce Holder to consummate the closing contemplated under the Asset Agreement, Parent and Purchaser have agreed to grant to Holder the registration rights set forth in
Section 3 hereof and the Put Option (as defined in Section 8(a) hereof); and

     WHEREAS, in order to induce Parent and Purchaser to consummate the closing contemplated under the Asset Agreement, Holder has agreed to the Lock-up (as defined in Section 2(a) hereof);

     NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:

1.   Definitions.
     -----------

     As used in this Rights Agreement, the following capitalized defined terms shall have the following meanings:

     "At The Market Offering" shall mean an offering of securities into an existing trading market for outstanding shares of the same class at other than a fixed price on or through the facilities of a national securities exchange or to or through a market maker otherwise than on an exchange.

     "Common Shares" shall mean common shares, par value $0.10 per share, in the Parent.

     "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended from time to time.

     "NASD" shall mean the National Association of Securities
Dealers, Inc.

     "Person" for purposes of the Rights Agreement shall mean an individual, partnership, corporation, trust, estate, or unincorporated organization, or a government or agency or political subdivision thereof.

     "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "Put Option" shall have the meaning set forth in Section
8(a) hereof.

     "Registrable Securities" shall mean the Shares, excluding
(i) shares for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of under such Registration Statement or (ii) shares sold or eligible for sale, within a six month period, pursuant to Rule 144 under the Securities Act.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Rights Agreement, including, without limitation: (i) all SEC, stock exchange or NASD registration and filing fees; (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Registrable Securities and the preparation of a blue sky memorandum) and compliance with the rules of the NASD; (iii) all reasonable expenses of any Persons (other than Parent's employees) in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Rights Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges pursuant to
Section 4(k) hereof; and (v) the reasonable fees and disbursements of counsel for Parent and of the independent public accountants of Parent, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions, the fees and disbursements of counsel representing a selling Holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a selling Holder, all of which shall be borne by such Holder in all cases.

     "Registration Statement" or "Shelf Registration Statement" shall mean a "shelf" registration statement of Parent and any other Person required to be a registrant with respect to such shelf registration statement pursuant to the requirements of the Securities Act which covers the issuance or resale of the Registrable Securities on Form S-3 or an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in


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
each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     "Rule 13e-3 Transaction" shall mean a "Rule 13e-3 transaction" as that term is defined in Rule 13e-3(a)(3) under the Exchange Act.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Shares" shall mean any Common Shares issued or to be issued to the Holders or any of them pursuant to the provisions of the Asset Agreement.

     "Transaction Statement" shall mean a Schedule 13E-3
Transaction Statement provided for in Rule 13e-3 under the Exchange Act or a Schedule 13E-4 Transaction Statement provided for in Rule 13e-4 under the Exchange Act.

     "Trigger Date" shall mean July 15, 1996; provided however, that if Parent exercises its right to delay the filing of a Registration Statement under Section 3(e) hereof with respect to a Registration Notice given prior to such date, then the Trigger Date shall be automatically extended by that number of days equal to the number of days that elapse between (i) the date on which Parent gives notice of the filing delay to the Holders in accordance with the last sentence of Section 3(e) and (ii) the date on which the delayed Registration Statement is filed with the SEC.

2.   Lock-up Agreement.
     -----------------

     (a)  Each Holder hereby agrees that, except as set forth in
Section 2(b) below, for 120 days following the date hereof (the "Lock-up Period"), such Holder will not, without the prior written consent of Parent, offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise dispose of, directly or indirectly (collectively, "dispose of"), any Shares (the "Lock-up").

     (b) The following transfers of Shares shall not be subject to the Lock-up set forth in Section 2(a):

          (i) a Holder may dispose of Shares to his or her spouse, siblings, parents or any natural or adopted children or other descendants or to any personal trust in which such family members or such Holder retain the entire beneficial interest;

          (ii) a Holder may dispose of Shares on his or her death to such Holder's estate, executor, administrator or personal representative or to such Holder's beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution;

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
          (iii)      a Holder may dispose of Shares as a gift;

          (iv) a Holder may dispose of Shares pursuant to a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee;

          (v) a Holder may dispose of Shares pursuant to any acquisition agreement relating to a sale of a majority of Common Shares that has been approved by the Parent's board of directors; and

          (vi) Holder may distribute Shares to its shareholders.

In the event that any Holder disposes of Shares as permitted by this Section 2(b), such Shares shall remain subject to this Rights Agreement and, as a condition of the validity of such disposition, the transferee shall be required to execute and deliver a counterpart of this Rights Agreement (except that a pledgee shall not be required to execute and deliver a counterpart of this agreement until it forecloses upon such Shares). Thereafter, such transferee shall be deemed to be a Holder for purposes of this Rights Agreement.

3.   Shelf Registration Under the Securities Act.
     -------------------------------------------

     (a) Filing of Shelf Registration Statement. Beginning after the expiration of the Lock-up Period, each Holder shall be entitled to offer for sale pursuant to a Registration Statement any Registrable Securities held by such Holder, subject to the terms and conditions hereof. To commence the registration process, one or more Holders shall provide to Parent a written notice (a "Registration Notice") that such Holder(s) propose to make a registered offer of a specified number of Registrable Securities (which number shall not be less than 100,000). Such Registration Notice shall identify the intended method of disposition of such Registrable Securities. Upon receipt by Parent of a Registration Notice, Parent shall promptly give written notice of the proposed registered offer described in the Registration Notice to all other Holders of Registrable Securities (the "Parent Notice"); provided, however, that no Parent Notice need be given if the Registration Notice covers all Registrable Securities. The Parent Notice shall instruct such other Holders to provide to Parent written notice (a "Tagalong Notice"), within fifteen (15) days of Parent giving the Parent Notice, in the event such other Holders elect to participate in such registration. Such Tagalong Notice shall provide a specified number of Registrable Securities and identify the intended method of disposition of such Registrable Securities, which shall be reasonably consistent with the method of disposition identified in the Registration Notice. Subject to the provisions of Section 3(e), promptly following Parent's receipt of a Registration Notice, or, if applicable, Parent's timely receipt of corresponding Tagalong Notices, Parent shall cause to be filed (or amended if already filed) a Shelf Registration Statement providing for the sale of the Registrable Securities specified in such Registration Notice by the Holder(s) thereof and, if applicable, the Registrable Securities specified in such Tagalong Notices by the Holder(s) thereof in accordance with the terms hereof, and will use its reasonable efforts to cause such Shelf Registration Statement to be declared effective

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
by the SEC as soon as practicable. Parent agrees to use its reasonable efforts to keep the Shelf Registration Statement continuously effective for a period expiring on the date on which all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or have become eligible for sale, within a six month period, pursuant to Rule 144 under the Securities Act and, subject to Sections 4(b) and 4(i), further agrees to supplement or amend the Shelf Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by Parent for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration.

     (b) Expenses. Except as otherwise provided in this Rights Agreement, Parent shall pay all Registration Expenses up to an aggregate of $25,000 in connection with any and all registrations of Registrable Securities pursuant to this Rights Agreement.
Each Holder shall pay all other expenses, including underwriting discounts, if any, sales commissions, the fees and disbursements of counsel representing such Holder, and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement or Rule 144 under the Securities Act. Parent will absorb all internal costs and expenses of Parent for the work of its employees in connection with preparing, assisting in preparing, reviewing or undertaking any other work in connection with the first Registration Statement or Shelf Registration Statement prepared pursuant to this Rights Agreement, and any and all amendments to such first Registration Statement or Shelf Registration Statement. Any Holder or Holders who deliver to Parent a Registration Notice after the expiration of Parent's obligation to keep effective the first Registration Statement or Shelf Registration Statement, as set forth in Section 3(a) hereof, shall reimburse Parent for all reasonable internal direct costs and expenses of Parent for the work of its employees in connection with preparing or assisting in preparing, reviewing or otherwise undertaking work in connection with such second Registration Statement or Shelf Registration Statement and any amendments thereto. Such costs and expenses shall be paid by the Holders requesting such registration within 30 days after receipt by such Holders of a detailed, itemized invoice from Parent.
Such Holder or Holders shall pay such internal direct costs and expenses to Parent whether or not Parent's $25,000 cap on the payment of Registration Expenses has been met at the time of such subsequent registration and amendments thereto.

     (c) Inclusion in Shelf Registration Statement. Any Holder who does not timely provide the information reasonably requested by Parent in connection with the Shelf Registration Statement shall not be entitled to have its Registrable Securities included in the Shelf Registration Statement.

     (d)  [Intentionally omitted]

     (e) Registration Delay. If, within 20 days of receipt by Parent of a Registration Notice, Parent determines in good faith that such registration might reasonably be expected to have a material adverse effect on any proposal or plan by Parent (directly or by any of its subsidiaries) to engage in any acquisition or disposition of assets or stock, or any merger,


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
business combination, tender offer or similar transaction (other than in the ordinary course of business), or if in the written opinion of counsel to Parent (a copy of which will be provided to the Holder(s) submitting the Registration Notice), any registration statement filed by Parent to comply with the Registration Notice would require the inclusion therein of audited financial statements other than those of Parent for its three most recently ended fiscal years, then Parent may, at its option, delay the filing of the registration statement under this
Section 3 until no more than 90 days from the date of the Registration Notice or, if Parent is required to issue Parent Notices under Section 3(a), until no more than 110 days from the date of the Registration Notice; provided, however, that if the intended method of disposition described in the Registration Notice is an At The Market Offering, then Parent may delay the filing of the registration statement until no more than 60 days from the date of the Registration Notice or, if Parent is required to issue Parent Notices under Section 3(a), until no more than 80 days from the date of the Registration Notice. If Parent chooses to delay the filing of a registration statement as permitted by this Section 3(e), Parent shall promptly provide written notice of the delay to each Holder submitting the Registration Notice or, if applicable, a corresponding Tagalong Notice.

     (f) Other Securities in Registration Statement. Parent shall be entitled to include in any Registration Statement, for sale in a manner consistent with the method of disposition identified in a Registration Notice and, if applicable, the corresponding Tagalong Notices, securities to be sold by Parent or for the account of Parent (a "Parent Piggyback") or to be sold for the account of any other Person who may then be holding registration rights with respect to securities of Parent (a "Stockholder Piggyback"). In the event of a Parent Piggyback with or without a Stockholder Piggyback, Parent shall pay all Registration Expenses associated with the Registration Statement, without regard to the $25,000 limitation set forth in Section 3(b), and no Holder shall have any obligation to reimburse any internal direct costs and expenses of Parent's employees, notwithstanding the last two sentences of Section 3(b). In the event of a Stockholder Piggyback without a Parent Piggyback, the Registration Expenses shall be borne, after payment by Parent of $25,000 of Registration Expenses associated with Registrable Securities in accordance with Section 3(b), among the Holder(s) selling Registrable Securities and the other Person(s) with registration rights pro rata according to the dollar value of securities being sold; provided, however, that a Stockholder Piggyback shall not cause Holder(s) to be obligated to reimburse Parent for Registration Expenses or other costs and expenses in excess of those reimbursements that would have been owed by Holder(s) to Parent in the absence of the Stockholder Piggyback.

     (g)  Limitation on Number of Registration Statements.
Parent shall be obligated to effect a registration, subject to the terms and conditions of this Rights Agreement, of Registrable Securities on not more than two occasions. A registration shall not be deemed to have been effected for the purpose of the preceding sentence (i) until a Registration Statement with respect to such registration has been declared effective by the SEC, (ii) if, after a Registration Statement has become


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
effective, such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or federal, state or other governmental agency or court for any reason, or (iii) if, after a Registration Statement has become effective, Parent breaches its covenant set forth in the last sentence of Section 3(a) to use its reasonable efforts to keep the Registration Statement continuously effective for the period specified in such sentence.

4.   Registration Procedures.  In connection with the obligations
     -----------------------
of Parent with respect to the Registration Statement pursuant to
Section 3 hereof, Parent shall, to the extent applicable:

     (a) prepare and file with the SEC, within the time period set forth in Section 3 hereof, a Shelf Registration Statement, which Shelf Registration Statement (i) shall allow for the sale of Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof, and
(ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

     (b) subject to the terms hereof, (i) prepare and file with the SEC such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; (ii) cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; (iii) respond as promptly as practicable to any comments received from the SEC with respect to the Shelf Registration Statement, or any amendment, post-effective amendment or supplement relating thereto; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof. Notwithstanding anything to the contrary contained herein, Parent shall not be required to take any of the actions described in subsections (i), (ii) or (iii) above with respect to each particular Holder of Registrable Securities unless and until Parent has received a Registration Notice (or Tagalong Notice) from a Holder that such Holder intends to make offers or sales under the Registration Statement as specified in the Registration Notice; provided, however, that Parent shall have 20 days to prepare and file any such amendment or supplement after receipt of the Registration Notice or, if applicable, any timely Tagalong Notice. Once a Holder has delivered a Registration Notice (or Tagalong Notice) to Parent, such Holder shall promptly provide to Parent such information as Parent reasonably requests in order to identify such Holder and the method of disposition in a post-effective amendment to the Registration Statement or a supplement to the Prospectus. Such Holder also shall notify Parent in writing upon completion of such offer or sale or at such time as such Holder no longer intends to make offers or sales under the Registration Statement;

     (c) furnish to each Holder of Registrable Securities that has delivered a Registration Notice (or Tagalong Notice) to Parent, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; Parent consents to the use of the Prospectus, including each preliminary Prospectus, by each such Holder of Registrable Securities in connection with the offering and sale of the Registrable

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

Securities covered by the Prospectus or the preliminary
Prospectus;

     (d) use its reasonable efforts to register or qualify the Registrable Securities by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or "blue sky" laws of ten (10) jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective or during the period offers or sales are being made by a Holder that has delivered a Registration Notice (or Tagalong Notice) to Parent, whichever is shorter, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that Parent shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

     (e) use its best efforts to notify each Holder of Registrable Securities that has delivered a Registration Notice to Parent promptly and, if requested by such Holder, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) if Parent receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus), not misleading;

     (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration
Statement at the earliest possible moment;

     (g) furnish to each Holder of Registrable Securities that has delivered a Registration Notice (or Tagalong Notice) to Parent, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

     (h) cooperate with each selling Holder of Registrable Securities and Parent's transfer agent to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and, if appropriate, not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued, with appropriate legends, if any, for such numbers of Shares and registered in such names as

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
the selling Holders may reasonably request at least two business days prior to any sale of Registrable Securities;

     (i) subject to the terms hereof, upon the occurrence of any event of the kind described in Section 4(e)(iv) hereof, use its reasonable efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (j) at least two (2) days prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document (not including any documents incorporated by reference therein unless requested) to the Holders of Registrable Securities that have provided a Registration Notice (or Tagalong Notice) to Parent;

     (k)  use its reasonable efforts to cause all Registrable
Securities to be listed on any securities exchange on which similar securities issued by Parent are then listed; and

     (l) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

     Parent may require each Holder of Registrable Securities to furnish to Parent in writing such information regarding the proposed distribution by such Holder of such Registrable
Securities as Parent may from time to time reasonably request in writing.

     In connection with and as a condition to Parent's obligations with respect to the Registration Statement pursuant to Section 3 hereof and this Section 4, each Holder agrees that
(A) such Holder will not offer or sell its or his Registrable Securities under the Registration Statement until Holder has provided a Registration Notice or Tagalong Notice pursuant to
Section 4(b) hereof and has received copies of the supplemental or amended Prospectus contemplated by Section 4(b) hereof and receives notice that any post-effective amendment has become effective, and (B) upon receipt of any notice from Parent of the happening of any event of the kind described in Section 4(e)(iv) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder receives copies of the supplemental or amended Prospectus contemplated by Section 4(i) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by Parent, such Holder will deliver to Parent (at the expense of Parent) all copies in its possession, other

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
than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.   Indemnification:  Contribution.
     ------------------------------

     (a) Indemnification by Parent. Parent agrees to indemnify and hold harmless each Holder and any officers and directors or trustees of each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Parent; and

          (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
     (ii) above;

PROVIDED, HOWEVER, that the indemnity provided pursuant to this
Section 5(a) does not apply to any Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of or based upon (x) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Parent by or on behalf of such Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or (y) such Holder's failure to deliver a final prospectus or an amended or supplemental Prospectus (if required to be delivered by applicable law) if

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
such loss, liability, claim, damage or expense would not have arisen had such delivery occurred. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holders or their affiliates and shall survive the transfer of the shares by Holders.

     (b) Indemnification by Holders. Each Holder severally agrees to indemnify and hold harmless Parent and the other selling Holders, and each of their respective directors and officers (including each director and officer of Parent who signed the Registration Statement), and each Person, if any, who controls Parent or any other selling Holder within the meaning of
Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5(a) hereof (except that any settlement described in Section 5(a)(ii) shall be effected with the written consent of such Holder), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to Parent by such selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or its affiliates and shall survive the transfer of the shares by Holders.

     (c) Conduct of Indemnification Proceedings. Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Sections 5(a) or 5(b) hereof, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and
(ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Sections 5(a) or 5(b) hereof. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified parties defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists where it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to one separate counsel at the indemnifying party's or parties' expense. If an indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to the preceding sentence, such indemnifying party's counsel shall be entitled to conduct such indemnifying party's defense and counsel for the indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties, it being understood that both such

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
counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If an indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties. In such event, however, no indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this Section 5(c), such indemnifying party shall not be liable for any fees and expense of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

     (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5 is for any reason judicially held to be unenforceable although applicable in accordance with its terms, Parent and the selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by Parent and the selling Holders, in such proportion as is appropriate to reflect the relative fault of and benefits to Parent on the one hand and the selling Holders on the other (in such proportions that the selling Holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnified party and indemnified parties in connection with the offering to which such losses, claims, damages, liabilities, or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder would otherwise have been required to pay by reason of such untrue statement or omission.

     Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each Person, if any, who controls a Holder within the meaning of Section 15 of the

Securities Act and directors and officers of a Holder shall have the same rights to contribution as such Holder, and each director of Parent, each officer of Parent who signed the Registration Statement and each Person, if any, who controls Parent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Parent.

6.   Form S-3.
     --------

     (a) Parent represents and warrants to Holders that, as of the date hereof, Parent satisfies all of the "Registrant Requirements" (as defined in the registration statement on Form S-3) for Parent's use of the registration statement on Form S-3. As of the date hereof, Parent has no reason to believe that it will not satisfy such Form S-3 "Registrant Requirements" continuously during the two years following the date hereof.

     (b) Parent covenants that it will timely file the reports required to be filed by Parent under the Exchange Act so that Parent will remain eligible to use the registration statement on Form S-3 for the Registrable Securities during the two years following the date hereof.

7.   Rule 144 Sales.
     --------------

     (a) Parent covenants that it will file the reports required to be filed by Parent under the Exchange Act so as to enable any Holder to sell Shares pursuant to Rule 144 under the Securities Act for a period of three years from the date of this Agreement, unless Parent engages in a Rule 13e-3 Transaction prior to such date.

     (b) In connection with any sale, transfer or other disposition by any Holder of any Shares pursuant to Section 4(1) of the Securities Act or Rule 144 thereunder, Parent shall cooperate with such Holder to facilitate the timely preparation and delivery by Parent's transfer agent of certificates representing Shares to be sold and, if appropriate, not bearing any Securities Act legend, and to enable certificates for such Shares to be issued for such number of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Shares.

8.   Put Option.
     ----------

     (a) If Parent participates or engages in a Rule 13e-3 Transaction on or before the Trigger Date, and, in connection therewith distributes a Transaction Statement to its stockholders, and any Registrable Shares have not been subject to an effective Registration Statement prior to the date such Transaction Statement is distributed to Parent's stockholders ("Unregistered Shares"), the Holders of Unregistered Shares shall have the option (the "Put Option") to require Parent to purchase the Unregistered Shares at the "Put Price" (as defined below), subject to the terms of this Section 8. To exercise the Put Option, a Holder of Unregistered Shares shall give written notice to Parent within 45 days of the Holder's receipt of the Transaction Statement, that such Holder exercises its Put Option (the "Exercise Notice"). The Exercise Notice shall state the number of Unregistered Shares held by the Holder. A Holder of

Unregistered Shares may exercise the Put Option only as to all of such Holder's Unregistered Shares. The "Put Price" shall mean the product of (x) $3,600,000 and (y) a fraction, the numerator of which is the number of Unregistered Shares to be purchased by Parent from the particular Holder, and the denominator of which is ___________________________.

     (b) Upon receipt of an Exercise Notice, Parent shall notify such selling Holder of a specified time and date within 45 days thereafter upon which the closing of Parent's purchase of the Unregistered Shares shall take place. At the closing, the selling Holder shall deliver to Parent stock certificates evidencing the Unregistered Shares to be sold to Parent, duly endorsed for transfer or accompanied by a duly executed instrument of transfer, free and clear of all liens, encumbrances and security interests and with full warranties of title. Upon such delivery, Parent shall pay the applicable Put Price to the selling Holder for the Unregistered Shares so delivered. The Put Price shall be paid by Parent at closing in immediately available funds and lawful funds of the United States ("Cash"); provided, however, that Parent may pay to a selling Holder as much as 60% of the Put Price by the issuance of Parent's promissory note secured by collateral satisfactory to the selling Holder (a "Secured Note") in a principal amount equal to the difference between the Put Price and the Cash paid to the selling Holder.

     (c) Each Secured Note issued by Parent shall be payable in three consecutive annual installments, each to be made on the anniversary date of the Note if such date is a business day, otherwise on the first business day next following such date, beginning one year after the date of the Note, and each in the amount of one-third of the original principal amount of the Note together with accrued interest at the prime rate (as published in The Wall Street Journal) plus 1%.

9.   Miscellaneous.
     -------------

     (a) Amendments and Waivers. The provisions of this Rights Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of Parent and the Holders of a majority in amount of the outstanding Registrable Securities; provided, however, that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Sections 2, 5, 7 or 8 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities. Notice of any amendment, modification or supplement to this Rights Agreement adopted in accordance with this Section 9(a) shall be provided by Parent to each Holder of Registrable Securities at the earliest possible date.

     (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in the manner provided in Section 8.1 of the Asset Agreement.

     (c) Successors and Assigns. This Rights Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Rights Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

     (d) Counterparts. This Rights Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) Headings. The headings in this Rights Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (f) Governing Law. This Rights Agreement shall be governed by and construed in accordance with the laws of the State of Alabama without giving effect to the conflicts of law provisions thereof.

     (g) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Rights Agreement in accordance with the terms and conditions of this Rights Agreement in any court of the United States or any State thereof having jurisdiction.

     (h) Entire Agreement. This Rights Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Rights Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Rights Agreement as of the date first above written.

                              PARENT:

                              INTERMET CORPORATION


                              By: /s/ John Doddridge
                                 John Doddridge, Chairman and CEO

                              PURCHASER:

                              ALEXANDER CITY CASTING COMPANY, INC.


                              By: /s/ C. James Peterson
                                 C. James Peterson, President

                              HOLDER:

                              ROBINSON FOUNDRY, INC.


                              By: /s/ Joseph H. Robinson, Jr.
                                 Joseph H. Robinson, Jr., President








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